China ACM Reports Fiscal Year 2013 Financial Results, Provides Quarterly Guidance for the First Quarter of Fiscal Year 2014 and the Yearly Guidance for Fiscal Year 2014

China Advanced Construction Materials Group, Inc. (NASDAQ: CADC) ("China ACM" or the "Company"), a provider of ready-mix concrete and related technical services in China, on Sept. 25, 2013, has announced its financial results for the fiscal year ended June 30, 2013.

The Company will host a conference call to discuss the results at 8:00 a.m., Eastern Time on Sept. 26, 2013. Further details are provided below.

Fiscal Year 2013 Financial Highlights

  Revenue decreased 48.7% year over year to $74.5 million
  Gross margin was 18.4%
  Net loss available to common shareholders of $23.6 million or EPS of - $15.88
  $38.0 million in working capital at June 30, 2013

Fiscal Year 2013 Results

Revenue. For the year ended June 30, 2013, we generated total revenue of approximately $74.5 million compared to approximately $145.1 million during the year ended June 30, 2012, a decrease of approximately $70.7 million or 48.7% . Such decrease is due to our sales generated from the concrete division for the year ended June 30, 2013. Our concrete sales revenue was approximately $69.3 million for the year ended June 30, 2013, a decrease of approximately $65.5 million, or 48.6% compared to the year ended June 30, 2012. The decrease in revenues attributable to concrete sales was principally due to the decreased demand for concrete sales in line with continuing slowing down of the local housing markets in the areas in which we operate, and the overall slowing of economic growth in China. China’s central government continues to impose restrictions on the purchase of residential apartments in order to regulate housing prices in China, and, in addition, China’s economic growth has been decelerating since 2012, which has caused adverse impact on the construction industry in China.

During the year ended June 30, 2013, we continued to supply concrete products to three railway projects throughout China through our portable plants, specifically our projects located in Anhui Province. These three projects contributed approximately $5.2 million to our total revenue for the year ended June 30, 2013, a decrease of approximately $5.2 million, or 50.1%, compared to the year ended June 30, 2012. The decrease in revenues attributable to our manufacturing services was principally due to the suspension of operations of a number of our portable plants during the year ended June 30, 2013. For these railway projects, the general contractors generally supplied their own raw materials while we provided manufacturing and transportation services.

Cost of Revenue. For the year ended June 30, 2013, we generated total cost of revenue of approximately $60.8 million compared to approximately $116.6 million during the year ended June 30, 2012, a decrease of approximately $55.8 million or 47.9% . The decrease in cost of revenue was primarily due to the overall decrease in production from our fixed concrete plants in the Beijing area and decreased production on manufacturing services compared to the year ended June 30, 2012.

The cost of revenue on concrete decreased by approximately $50.8 million, or 47.4%, for the year ended June 30, 2013, as compared to the year ended June 30, 2012. Such decrease was due to a decrease in our concrete production leading to a smaller base of raw material purchases with lower overall volume of traditional concrete sales.

Cost of revenue with respect to our manufacturing services was primarily due to our manufacturing services, which decreased by approximately $5.0 million, or 52.7%, during the year ended June 30, 2013, as compared to the same period last year.

Gross Profit. Total gross profit was approximately $13.7 million for the year ended June 30, 2013, as compared to approximately $28.6 million for the year ended June 30, 2012. Our gross profit for sale of concrete was approximately $13.0 million, or 18.8% of revenue, for the year ended June 30, 2013, compared to approximately $27.7 million, or 20.6% of revenue for the year ended June 30, 2012, a decrease of approximately $14.7 million. The lower gross profit for concrete sales for the year ended June 30, 2013, compared with the year ended June 30, 2012, reflects lower demand and lower prices for our concrete products in Beijing as compared to the prior fiscal year.

Our gross profit with respect to our manufacturing services was approximately $0.7 million, or 13.0% for the year ended June 30, 2013, a decrease of $0.2 million from the $0.9 million during the year ended June 30, 2012, while the gross profit margin increased from 8.3% for the year ended June 30, 2012 to 13.0% for the year ended June 30, 2013. Such increase was principally due to the decrease in cost of revenue for manufacturing services for year ended June 30, 2013, as a result of the decrease in the number of portable plants. The primary reasons for the margin increase compared to the same period last year were higher production rates at our plants and a decrease in costs of transportation and cost for lease.

Provision for doubtful accounts. We incurred provision for doubtful accounts of $15.2 million for the year ended June 30, 2013, a decrease of $7.3 million, as compared to $22.5 million for the year ended June 30, 2012. The allowance for doubtful accounts increased to approximately $36.5 million at June 30, 2013, as compared to approximately $24.9 million at June 30, 2012, as a result of the tightening monetary policy by the Chinese government causing shortages in cash and declining business to certain of our customers.

Selling, General and Administrative Expenses. We incurred selling, general and administrative expenses of approximately $12.5 million for the year ended June 30, 2013, a decrease of approximately $0.5 million, or 4.1%, as compared to approximately $13.1 million for the year ended June 30, 2012. The decrease was principally due to a $0.3 million decrease in professional expenses and a $0.2 million decrease in board of director fees.

Research and development expenses. Research and development expenses for the year ended June 30, 2013 were $2.2 million, a decrease of approximately $0.7 million, or 26.1%, as compared to approximately $2.9 million for the year ended June 30, 2012. The Company’s R&D expenditure was maintained at a certain percentage of revenue. The $0.7 million decrease was mainly due to lower R&D expenditures resulting from decreased revenue.

Loss from termination of lease. On September 25, 2012, the Company entered an agreement with a third party to terminate one operating lease, which was originally effective from June 15, 2009 to June 14, 2014. Under the agreement, the fair value of net assets of the related operation were determined to be RMB 130.1 million (approximately $20.6 million) on September 25, 2012, and were settled for RMB 112 million (approximately $17.8 million). The Company recognized approximately $4.1 million loss from the termination of the lease for the year ended June 30, 2013.

Loss realized from disposal of property, plant and equipment. For the year ended June 30, 2013, we incurred $6.0 million loss realized from disposal of property, plant and equipment. During the year ended June 30, 2012, we incurred $1.0 million loss realized from disposal of property, plant and equipment. The increase of $5.0 million was due to disposal of certain portable plants and related equipment.

Impairment of long-lived assets. We incurred a $0.3 million impairment charge related to our portable plants due to the carrying value exceeding the fair value of the related portable plants during the year ended June 30, 2013.

Net Income (loss) available to Common shareholders. We recognized net loss of approximately $23.6 million for the year ended June 30, 2013, as compared to net loss of approximately $6.2 million for the year ended June 30, 2012, an increase of $17.4 million. Such increase in net loss was primarily due to the decrease in gross profits of concrete sales and manufacturing service, and the increase in loss from termination of lease and loss realized from disposal of property, plant and equipment, offset by the decrease in provision of doubtful accounts and R&D expenses.

Balance Sheet Overview

China ACM had working capital of $38.0 million at June 30, 2013, including $3.9 million in cash and equivalents, $6.5 million in restricted cash, $5.2 million in short term investment, $59.7 million in accounts receivable, $27.8 million in prepayments, $15.2 million in other receivables and $89.1 million in total liabilities. Shareholders' equity was $56.7 million compared with $79 million at June 30, 2012. The total number of shares outstanding as of September 12, 2013 was 1.5 million.

First Quarter Fiscal Year 2014 and Fiscal Year 2014 Guidance

For the first quarter ending September 30, 2013, management expects to earn revenue of between $10 and $12 million, and incur a net loss of between $7 and $8 million, resulting in EPS of between $(4.71) and $(5.38) based on weighted average shares of 1,486,871 as of Sept. 2013.

For the fiscal year ended June 30, 2014, management expects to earn revenue of between net sales of $56 million and $58 million, net income of between $2 million and $3 million, and an EPS of between $1.34 and $ 2.02 based on weighted average shares of 1,486,871 as of Sept. 2013.

Conference Call

The Company will host a conference call with a live webcast and a full Q&A session on Sep. 26, 2013, at 8:00 a.m., Eastern Time, to discuss financial results for the Fiscal Year 2013.

Individuals interested in participating in the conference call may do so by dialing 877-407-8031 from the United States, or +412-902-0170 from outside the United States and referencing conference ID number 100383.

Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company's Web site at http://www.ir-site.com/cadc/index.asp.

A replay of the call will remain available until Oct. 26, 2013, at 11:59 PM. To access the replay, please dial either of the following numbers: USA: 877-660-6853 International: +1 201-612-7415

To pre-check system compatibility prior to the call, visit:
http://www.investorcalendar.com/aboutus/HelpDesk.asp

About China ACM

China ACM is a producer of advanced, certified eco-friendly ready-mix concrete (RMC) and provider of related technical services for large scale, high-speed rail (HSR) and other complex infrastructure projects. Leveraging its proprietary technology and value-add engineering services model, the Company has won work on many high profile projects including the 30,000 km China HSR expansion, the Olympic Stadium Bird's Nest, Beijing South Railway Station, Beijing International Airport, National Centre for Performing Arts, CCTV Headquarters, Beijing Yintai Building and U.S. and French embassies.

More information about China ACM is available at http://www.ir-site.com/cadc/index.asp.

Safe Harbor Statement

This press release contains statements that are forward-looking in nature, including statements regarding the Company's competitive position and product and service offerings. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; and the Company's ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in "Item 1A. Risk Factors" in China ACM's Form 10-K for the fiscal year ended June 30, 2013. China ACM does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Contact:
China ACM Investor Relations
Phone: +86-10-82525361
E-mail: IR@china-acm.com

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2013 AND 2012

ASSETS	2013	2012

CURRENT ASSETS:
Cash	$3,949,939	$2,409,914
Restricted cash	6,491,175	6,536,082
Accounts and notes receivable, net of allowance for doubtful accounts
of $36,469,156 and $24,913,151, respectively	59,696,331	109,977,143
Inventories	1,122,380	2,042,156
Short term investment	5,168,000	-
Other receivables	6,298,088	1,298,942
Other receivable from termination of lease, net	8,932,029	-
Prepayments and advances	27,827,638	11,694,758
Deferred tax assets	3,987,738	3,293,051
Total current assets	123,473,318	137,252,046

PROPERTY PLANT AND EQUIPMENT, net	14,357,349	20,622,505

OTHER ASSETS:
Other receivable from termination of lease, net	3,710,455	-
Advances on equipment purchases, net	4,015,294	4,617,360
Prepayments	-	1,140,498
Deferred tax assets	217,380	578,413
Total other assets	7,943,129	6,336,271

Total assets	$145,773,796	$164,210,822

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Short term loans, banks and bank guarantees	$43,766,500	$19,008,000
Accounts payable	33,730,871	57,171,917
Customer deposits	1,732,662	798,096
Other payables	1,989,023	4,514,828
Other payables - shareholders	757,328	804,001
Accrued liabilities	988,598	1,712,414
Capital lease obligations - current	2,448,883	-
Warrants liabilities	-	132,427
Taxes payable	107,013	1,064,953
Total current liabilities	85,520,878	85,206,636

OTHER LIABILITIES
Capital lease obligations - non current	3,560,819	-
Total liabilities	89,081,697	85,206,636

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:

Preferred stock $0.001 par value, 1,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.001 par value, 74,000,000 shares authorized, 1,486,871 and 1,486,038 shares issued and outstanding as of June 30, 2013 and 2012, respectively (*)	1,487	1,486
Additional paid-in-capital	35,233,305	35,170,600
Retained earnings	5,412,387	29,010,766
Statutory reserves	6,248,357	6,248,357
Accumulated other comprehensive income	9,796,563	8,572,977
Total shareholders' equity	56,692,099	79,004,186
Total liabilities and shareholders' equity	$145,773,796	$164,210,822

(*) Retrospectively restated shares for a 1-for-12 reverse split.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED JUNE 30, 2013 AND 2012

	2013	2012
REVENUE
Sales of concrete	$69,314,758	$134,773,387
Manufacturing services	5,172,214	10,369,387
Total revenue	74,486,972	145,142,774

COST OF REVENUE
Concrete	56,266,126	107,045,899
Manufacturing services	4,500,401	9,509,245
Total cost of revenue	60,766,527	116,555,144

GROSS PROFIT	13,720,445	28,587,630

PROVISION FOR DOUBTFUL ACCOUNTS	(15,183,439)	(22,490,204)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(12,535,344)	(13,064,966)
RESEARCH AND DEVELOPMENT EXPENSES	(2,178,113)	(2,946,226)
LOSS FROM TERMINATION OF LEASE	(4,117,663)	-
LOSS REALIZED FROM DISPOSAL OF PROPERTY, PLANT AND EQUIPMENT	(5,980,281)	(968,093)
IMPAIRMENT LOSS OF LONG-LIVED ASSETS	(251,694)	(3,380,952)

LOSS FROM OPERATIONS	(26,526,089)	(14,262,811)

OTHER (EXPENSE) INCOME, NET
Other subsidy income	4,469,220	8,718,901
Non-operating (expense) income, net	(366,348)	(88,807)
Change in fair value of warrant liability	132,427	445,603
Interest income	659,762	448,279
Interest expense	(1,798,025)	(1,620,562)
TOTAL OTHER INCOME, NET	3,097,036	7,903,414

LOSS BEFORE PROVISION FOR INCOME TAXES	(23,429,053)	(6,359,397)

PROVISION (BENEFIT) FOR INCOME TAXES	169,326	(129,312)

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(23,598,379)	$(6,230,085)

COMPREHENSIVE LOSS:
Net loss	(23,598,379)	(6,230,085)
Foreign currency translation adjustment	1,223,586	1,972,966

COMPREHENSIVE LOSS	$(22,374,793)	$(4,257,119)

LOSS PER COMMON SHARE ALLOCATED TO COMMON SHAREHOLDERS
Weighted average number of shares (*):
Basic and diluted	1,486,501	1,484,873

Loss per share:
Basic and diluted (*)	$(15.88)	$(4.20)

(*) Retrospectively restated shares for a 1-for-12 reverse split.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Common stock		Additional	Retained earnings		Accumulated
						other
	Number	Par	Paid-in		Statutory	comprehensive
	of shares (*)	amount	capital	Unrestricted	reserves	income	Total

BALANCE, July 1, 2011	1,483,115	$1,483	$34,997,335	$35,240,851	$6,248,357	$6,600,011	$83,088,037

Restricted stock issued for compensation and services	2,847	3	132,638				132,641
Cashless conversion of warrants into common stock	76	-	40,627				40,627
Net loss				(6,230,085)			(6,230,085)
Foreign currency translation gain						1,972,966	1,972,966

BALANCE, June 30, 2012	1,486,038	$1,486	$35,170,600	$29,010,766	$6,248,357	$8,572,977	$79,004,186

Restricted stock vested for compensation and services	833	1	62,705				62,706
Net loss				(23,598,379)			(23,598,379)
Foreign currency translation gain						1,223,586	1,223,586

BALANCE, June 30, 2013	1,486,871	$1,487	$35,233,305	$5,412,387	$6,248,357	$9,796,563	$56,692,099

(*) Retrospectively restated shares for a 1-for-12 reverse split.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2013 AND 2012

	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(23,598,379)	$(6,230,085)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation	3,299,480	4,386,734
Stock-based compensation expense	62,706	132,641
Deferred tax benefit	(254,374)	(3,871,464)
Provision for doubtful accounts	15,183,439	22,490,204
Change in fair value of warrant liabilities	(132,427)	(445,603)
Loss realized from disposal of property, plant and equipment	5,980,280	968,093
Amortization of discount on other receivable from termination of lease	(538,384)	-
Loss from termination of lease	4,117,663	-
Impairment loss of long-lived assets	251,694	3,380,952
Interest expense on capital lease	209,035	-
Changes in operating assets and liabilities
Accounts and notes receivable	4,576,318	(45,499,782)
Inventories	857,604	(528,797)
Other receivables	(2,040,799)	974,926
Other receivable from termination of lease	2,834,265	-
Prepayments	(16,165,257)	(6,442,157)
Long term prepayments	(175,686)	1,616,277
Accounts payable	(7,760,545)	14,769,037
Customer deposits	906,428	394,674
Other payables	(2,839,629)	3,991,849
Accrued liabilities	(742,459)	(250,285)
Taxes payable	(965,449)	322,466
Net cash used in operating activities	(16,934,476)	(9,840,320)

CASH FLOWS FROM INVESTING ACTIVITIES:
Redemption (acquisition) of short-term investment	(5,097,600)	12,434,600
Proceeds from disposal of property, plant and equipment	675,861	960,623
Purchase of property, plant and equipment	(331,162)	(398,257)
Principal payments on capital lease obligations	(999,398)	-
Net cash (used in) provided by investing activities	(5,752,299)	12,996,966

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term loans and bank guarantees	54,719,550	31,247,070
Payments of short term loans and bank guarantees	(30,665,250)	(28,071,740)
(Repayments from) payables to shareholders	(46,972)	11,906
Restricted cash	170,469	(5,550,419)
Net cash provided by (used in) financing activities	24,177,797	(2,363,183)

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	49,003	5,752

NET INCREASE IN CASH	1,540,025	799,215

CASH, beginning of year	2,409,914	1,610,699

CASH, end of year	$3,949,939	$2,409,914